Exhibit 99.1

Sprinklr Appoints Jordi Ribas to Board of Directors

NEW YORK, NY — August 13, 2026 – Sprinklr (NYSE: CXM), the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), today announced that it has appointed Jordi Ribas, Ph.D., to its Board of Directors, effective August 17, 2026. Jordi is a respected global product and engineering leader currently serving as President of Search & AI at Microsoft Corporation (“Microsoft”).

“Jordi has spent his career helping turn breakthrough technologies into products used by millions of people around the world,” said Sprinklr Founder and Chairman of the Board, Ragy Thomas. “As AI continues to redefine how businesses engage customers, his experience leading innovation at a global scale and his perspective on the future of intelligent experiences will be invaluable. We are excited to welcome him to our Board as Sprinklr enters its next phase of growth and innovation.”

Dr. Ribas has been with Microsoft for more than 26 years and currently leads the product, engineering and growth teams for Microsoft Bing and the Web IQ search engine for agents. He and his team launched the original Copilot at Microsoft, which was foundational for the new era of generative AI at the company. His team’s innovations and services are leveraged in Microsoft Azure, Office and Windows, as well as partner products like OpenAI’s ChatGPT. Dr. Ribas has published over 50 technical publications, including 25 peer-reviewed journal and conference papers, 20 U.S. patents, and technical article contributions to standards such as ISO MPEG-4 and ITU H.264. He received the Young Investigator Award at the international conference VCIP for his work on video compression. Dr. Ribas holds an Enginyer Tecnic degree in Telecommunications Engineering from Escola d’Enginyeria La Salle, Barcelona, Spain, a M.S. in Engineering from the University of California, Irvine, and a Ph.D. in Electrical and Computer Engineering from the University of Michigan, Ann Arbor.

“AI is creating an opportunity to fundamentally transform customer experience,” said Ribas. “Sprinklr has taken an ambitious approach by building an AI-native platform designed to help enterprises unify customer engagement across channels and functions. I look forward to working with the Board and leadership team as they continue to innovate for customers and create long-term value.”

“We’re at a pivotal moment where AI is reshaping how companies engage, serve and learn from their customers,” said Rory Read, President and CEO of Sprinklr. “Jordi has been at the forefront of that transformation. His experience building products at global scale and his deep understanding of where AI is headed will be invaluable as we continue helping enterprises deliver more intelligent, connected and personalized customer experiences.”

About Sprinklr

Sprinklr is the definitive, AI-native platform for Unified Customer Experience Management (Unified-CXM), empowering brands to deliver extraordinary experiences at scale — across every customer touchpoint.

By combining human intelligence with the enhancements and insights of artificial intelligence, Sprinklr helps brands earn trust and loyalty through personalized, seamless, and efficient customer interactions. Sprinklr’s unified platform provides powerful solutions for every customer-facing team — spanning social media management, marketing, advertising, customer feedback, and omnichannel contact center management — enabling enterprises to unify data, break down silos, and act on real-time insights.

Today, 1,600+ enterprises — including Microsoft, P&G, Samsung, and 59% of the Fortune 100 — rely on Sprinklr to help them deliver consistent, trusted customer experiences worldwide.

Forward Looking Statements

This press release contains forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential benefits of appointing Jordi Ribas, Ph.D., as a member of Sprinklr’s board of directors. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including (i) the risk that the potential benefits of Dr. Ribas’s appointment are not realized and (ii) risks, uncertainties and contingencies that may apply to Sprinklr’s business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2026, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Sprinklr does not undertake to update any forward-looking statements or information, including those contained in this press release.